TRUEBLUE REPORTS THIRD QUARTER 2019 RESULTS

TACOMA, WASH. - Oct. 28, 2019 -- TrueBlue (NYSE:TBI) today announced its third quarter results for 2019.

Third quarter revenue was $637 million, a decrease of 6 percent, compared to revenue of $680 million in the third quarter of 2018. Net income per diluted share was $0.68, an increase of 11 percent, compared to $0.61 in the third quarter of 2018. Adjusted net income1 per diluted share was $0.76, a decrease of 4 percent, compared to $0.79 in the third quarter of 2018.

“Strong execution drove better than expected top-line and bottom-line results this quarter,” said Patrick Beharelle, CEO of TrueBlue. “Despite ongoing economic uncertainty, monthly revenue trends were consistent during the quarter and we delivered another quarter of net income per diluted share growth.
“TrueBlue has been driving digital disruption within the staffing industry with our JobStackTM and AffinixTM offerings and we continue to experience favorable employee and customer adoption,” Mr. Beharelle continued. “We remain squarely focused on client expansion and retention, disciplined cost management and investing in our digital strategies to differentiate our service offerings.”

The company also announced that its Board of Directors authorized an additional $100 million of share repurchases. “Our balance sheet is in great shape and the business is producing strong cash flow,” said Derrek Gafford, CFO of TrueBlue. “This authorization reflects our confidence in the long-term outlook for our business and our desire to continue to return capital to shareholders.”

2019 Outlook

TrueBlue estimates revenue for the fourth quarter of 2019 will range from $587 million to $612 million. The company also estimates net income per diluted share will range from $0.18 to $0.28 and adjusted net income per diluted share will range from $0.35 to $0.45.

Management will discuss third quarter 2019 results on a webcast at 2 p.m. PDT (5 p.m. EDT), today, Monday, Oct. 28, 2019. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2018, TrueBlue connected approximately 730,000 people with work. Its PeopleReady segment offers industrial staffing services, PeopleManagement offers contingent and productivity-based on-site industrial staffing and driver staffing services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) our ability to attract and retain clients, (3) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (4) our ability to maintain profit margins, (5) new laws and regulations that could affect our operations or financial results, (6) our ability to successfully complete and integrate acquisitions, (7) our ability to successfully execute on business strategies to further digitize our business model, and (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other reference to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(in thousands, except per share data)	Sep 29, 2019	Sep 30, 2018	Sep 29, 2019	Sep 30, 2018
Revenue from services	$636,793	$680,371	$1,777,739	$1,849,060
Cost of services	467,671	496,053	1,301,924	1,355,890
Gross profit	169,122	184,318	475,815	493,170
Selling, general and administrative expense	131,187	145,382	388,447	405,352
Depreciation and amortization	8,749	10,586	28,528	30,777
Income from operations	29,186	28,350	58,840	57,041
Interest and other income (expense), net	471	(340)	1,851	896
Income before tax expense	29,657	28,010	60,691	57,937
Income tax expense	2,981	3,630	6,333	7,070
Net income	$26,676	$24,380	$54,358	$50,867

Net income per common share:
Basic	$0.69	$0.61	$1.39	$1.27
Diluted	$0.68	$0.61	$1.38	$1.26

Weighted average shares outstanding:
Basic	38,741	39,743	39,090	40,138
Diluted	39,213	40,073	39,479	40,417

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Sep 29, 2019	Dec 30, 2018
ASSETS
Cash and cash equivalents	$23,557	$46,988
Accounts receivable, net	367,038	355,373
Other current assets	35,395	27,466
Total current assets	425,990	429,827
Property and equipment, net	61,218	57,671
Restricted cash and investments	227,043	235,443
Goodwill and intangible assets, net	312,984	328,695
Operating lease right-of-use assets	36,794	—
Other assets, net	67,016	63,208
Total assets	$1,131,045	$1,114,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$226,479	$225,526
Long-term debt	43,800	80,000
Operating lease long-term liabilities	24,896	—
Other long-term liabilities	215,205	217,879
Total liabilities	510,380	523,405
Shareholders’ equity	620,665	591,439
Total liabilities and shareholders’ equity	$1,131,045	$1,114,844

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 Weeks Ended
(in thousands)	Sep 29, 2019	Sep 30, 2018
Cash flows from operating activities:
Net income	$54,358	$50,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,528	30,777
Provision for doubtful accounts	5,997	10,140
Stock-based compensation	8,119	9,552
Deferred income taxes	1,058	2,638
Non-cash lease expense	11,087	—
Other operating activities	(1,701)	526
Changes in operating assets and liabilities:
Accounts receivable	(17,616)	(17,960)
Income tax receivable	(3,982)	(5,389)
Other assets	(9,449)	(12,110)
Accounts payable and other accrued expenses	(6,970)	3,179
Accrued wages and benefits	(141)	4,549
Workers’ compensation claims reserve	(7,176)	(8,405)
Operating lease liabilities	(11,297)	—
Other liabilities	1,723	262
Net cash provided by operating activities	52,538	68,626
Cash flows from investing activities:
Capital expenditures	(18,297)	(10,313)
Acquisition of business	—	(22,742)
Divestiture of business	215	10,414
Purchases of restricted investments	(22,597)	(11,747)
Maturities of restricted investments	28,976	17,021
Net cash used in investing activities	(11,703)	(17,367)
Cash flows from financing activities:
Purchases and retirement of common stock	(31,316)	(24,818)
Net proceeds from employee stock purchase plans	1,023	1,146
Common stock repurchases for taxes upon vesting of restricted stock	(1,934)	(2,539)
Net change in revolving credit facility	(36,200)	12,000
Payments on debt	—	(22,855)
Other	(203)	—
Net cash used in financing activities	(68,630)	(37,066)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	732	(583)
Net change in cash, cash equivalents, and restricted cash	(27,063)	13,610
Cash, cash equivalents and restricted cash, beginning of period	102,450	73,831
Cash, cash equivalents and restricted cash, end of period	$75,387	$87,441

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 Weeks Ended
(in thousands)	Sep 29, 2019	Sep 30, 2018
Revenue from services:
PeopleReady	$413,132	$428,665
PeopleManagement	159,315	181,199
PeopleScout	64,346	70,507
Total company	$636,793	$680,371

Segment profit (1):
PeopleReady	$30,878	$31,230
PeopleManagement	3,381	6,169
PeopleScout	10,774	12,478
	45,033	49,877
Corporate unallocated expense	(5,769)	(6,469)
Total company Adjusted EBITDA (2)	39,264	43,408
Work Opportunity Tax Credit processing fees (3)	(240)	(241)
Acquisition/integration costs (4)	(362)	(1,226)
Other adjustments (5)	(727)	(3,005)
EBITDA (2)	37,935	38,936
Depreciation and amortization	(8,749)	(10,586)
Interest and other income (expense), net	471	(340)
Income before tax expense	29,657	28,010
Income tax expense	(2,981)	(3,630)
Net income	$26,676	$24,380

(1)
We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and other adjustments not considered to be ongoing.

(2)	See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.

(3)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(4)	Acquisition/integration costs relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(5)
Other adjustments for the 13 weeks ended September 29, 2019 primarily include implementation costs for cloud-based systems of $0.4 million and amortization of software as a service assets of $0.4 million, which is reported in selling, general and administrative expense. Other adjustments for the 13 weeks ended September 30, 2018 include implementation costs for cloud-based systems of $1.5 million and accelerated vesting of stock associated with the CEO transition of $1.5 million.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
- interest and other income (expense), net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- acquisition/integration costs and
- other adjustments.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income and Adjusted net income, per diluted share
Net income and net income per diluted share, excluding:
- amortization of intangibles of acquired businesses,
- acquisition/integration costs,
- gain on divestiture,
- other adjustments,
- tax effect of each adjustment to U.S. GAAP net income, and
- adjust income taxes to the expected effective tax rate.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

Organic revenue	Organic revenue excludes the first 12 months of operations of acquired businesses.
- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

Free cash flow	Net cash provided by operating activities, minus cash purchases for property and equipment.	- Used by management to assess cash flows.

1.	RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE
(Unaudited)

	Q3 2019	Q3 2018	Q4 2019 Outlook
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands, except for per share data)	Sep 29, 2019	Sep 30, 2018	Dec 29, 2019
Net income	$26,676	$24,380	$7,000	—	$10,900
Gain on divestiture (1)	—	385	—
Amortization of intangible assets of acquired businesses (2)	3,858	5,193	4,000
Acquisition/integration costs (3)	362	1,226	400
Other adjustments (4)	727	3,005	3,200
Tax effect of adjustments to net income (5)	(692)	(1,569)	(1,100)
Adjustment of income taxes to normalized effective rate (6)	(1,171)	(852)	—
Adjusted net income	$29,760	$31,768	$13,500	—	$17,400

Adjusted net income, per diluted share	$0.76	$0.79	$0.35	—	$0.45

Diluted weighted average shares outstanding	39,213	40,073	38,400

2.	RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Q3 2019	Q3 2018	Q4 2019 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands)	Sep 29, 2019	Sep 30, 2018	Dec 29, 2019
Net income	$26,676	$24,380	$7,000	—	$10,900
Income tax expense	2,981	3,630	1,100	—	1,800
Interest and other (income) expense, net	(471)	340	(1,600)
Depreciation and amortization	8,749	10,586	8,900
EBITDA	37,935	38,936	15,400	—	19,900
Work Opportunity Tax Credit processing fees (7)	240	241	200
Acquisition/integration costs (3)	362	1,226	400
Other adjustments (4)	727	3,005	3,200
Adjusted EBITDA	$39,264	$43,408	$19,200	—	$23,700
* Totals may not sum due to rounding

3.	RECONCILIATION OF U.S. GAAP REVENUE TO ORGANIC REVENUE
(Unaudited)

	Q3		Q2
	2019	2018	2019	2018
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands)	Sep 29, 2019	Sep 30, 2018	Jun 30, 2019	Jul 1, 2018
Revenue from services	$636,793	$680,371	$588,594	$614,301
Acquisition revenue excluded (3)	—	—	(10,324)	—
Organic revenue	$636,793	$680,371	$578,270	$614,301

4.	RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOWS
(Unaudited)

	Q3 2019	2018	2017	2016
	39 Weeks Ended	52 Weeks Ended	52 Weeks Ended	53 Weeks Ended
(in thousands)	Sep 29, 2019	Dec 30, 2018	Dec 31, 2017	Jan 1, 2017
Net cash provided by operating activities	$52,538	$125,692	$100,134	$260,703
Capital expenditures	(18,297)	(17,054)	(21,958)	(29,042)
Free cash flows	$34,241	$108,638	$78,176	$231,661

(1)	Adjustment to the gain on the divestiture of our PlaneTechs business due to the finalization of costs incurred. PlaneTechs was sold mid-March 2018.

(2)	Amortization of intangible assets of acquired businesses.

(3)	Acquisition/integration costs for the acquisition of TMP Holding LTD (“TMP”) completed on June 12, 2018. Organic revenue excludes the first 12 months of operations of TMP.

(4)
Other adjustments for the 13 weeks ended September 29, 2019 primarily include implementation costs for cloud-based systems of $0.4 million and amortization of software as a service assets of $0.4 million which is reported in selling, general and administrative expense. Other adjustments for the 13 weeks ended September 30, 2018 include implementation costs for cloud-based systems of $1.5 million and accelerated vesting of stock associated with the CEO transition of $1.5 million. Other adjustments for the 13 weeks ended December 29, 2019 include estimated workforce reduction costs associated with employee reductions in the PeopleReady business of $2.3 million, implementation costs for cloud-based systems of $0.4 million and amortization of software as a service assets of $0.5 million.

(5)	Total tax effect of each of the adjustments to U.S. GAAP net income using the expected ongoing rate of 14 percent for 2019 and 16 percent for 2018.

(6)	Adjustment of the effective income tax rate to the expected ongoing rate of 14 percent for 2019 and 16 percent for 2018.

(7)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.